Exhibit 32.1

CERTIFICATION OF CEO AND CFO
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amendment no. 1 to the annual report of Cardiome Pharma Corp. (the “Registrant”) filed under cover of Form 40-F/A for the period ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William Hunter, as President and Chief Executive Officer of the Registrant, and Jennifer Archibald, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ William Hunter
Name:	William Hunter
Title:	President and Chief Executive Officer
Date:	April 1, 2016

/s/ Jennifer Archibald
Name:	Jennifer Archibald
Title:	Chief Financial Officer
Date:	April 1, 2016

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.